UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [ x ]
Filed by a party other than the Registrant [ ]

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[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(3)(2))
[ ]    Definitive Proxy Statement
[ x ]    Definitive Additional Materials
[ ]    Soliciting Material Under Rule 14a-12

INVESTAR HOLDING CORPORATION

(Name of Registrant as Specified in its Charter)

______________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Investar Holding Corporation
10500 Coursey Boulevard
Baton Rouge, Louisiana 70816
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ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 27, 2020
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The following Notice of Change of Location (the “Notice”) supplements and relates to the proxy statement (the “Proxy Statement”) of Investar Holding Corporation (the “Company”), dated April 15, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareholders to be held on Wednesday, May 27, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 13, 2020.
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THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND ORIGINAL NOTICE
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NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 27, 2020
Investar Holding Corporation Changes its 2020 Annual Meeting of Shareholders to a Virtual Format
Investar Holding Corporation (the “Company”), the holding company for Investar Bank, National Association, announced today that, due to the public health and safety concerns related to the novel coronavirus (COVID-19) pandemic and recommendations from government authorities, the location of the Company’s 2020 Annual Meeting of Shareholders (including any adjournments or postponements thereof, the “Annual Meeting”) has been changed to a virtual only format.
As previously announced, the Annual Meeting will be held at 3:00 p.m. Central Time on Wednesday, May 27, 2020. Shareholders will not be able to attend the Annual Meeting in person.
As described in the proxy materials for the Annual Meeting that were previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder of the Company as of the close of business on March 31, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or other holder of record as of the record date. Guests will not be allowed to join the Annual Meeting. In order to attend the Annual Meeting virtually via the Internet, you must register in advance at www.proxydocs.com/ISTR prior to the registration deadline of 5:00 p.m. Eastern Time on Friday, May 22, 2020. You will be required to enter the control number found on your proxy card, voting instruction form or Notice of Electronic Availability that you previously received. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the meeting and will permit you to participate in the meeting, including vote and submit questions during the meeting. The instruction email will be sent one hour prior to the meeting start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided in the instruction email.

If you have not already voted your shares in advance, you may vote during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting. Even if you have voted in advance, you may change or revoke your prior vote by voting at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting that were previously provided to you. The proxy card included with the materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.
About Investar Holding Corporation
Investar Holding Corporation, headquartered in Baton Rouge, Louisiana, provides full banking services, excluding trust services, through its wholly-owned banking subsidiary, Investar Bank, National Association (“Investar”). The Company had total assets of approximately $2.2 billion as of March 31, 2020. Investar currently operates 23 branches serving south Louisiana, 5 branches serving southeast Texas and 2 branches serving west Alabama.
Contact:
Investar Holding Corporation
Chris Hufft
Chief Financial Officer
(225) 227-2215
Chris.Hufft@investarbank.com